EXHIBIT 4.2
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
IDM PHARMA, INC.
WARRANT TO PURCHASE COMMON STOCK

No. CW-___	February 20, 2007
Void After February 20, 2012
     This Certifies That, for value received, ___, with its principal office at ___, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from IDM Pharma, Inc., a Delaware corporation, with its principal office at 9 Parker, Suite 100, Irvine, CA 92618 (the “Company”) up to ___ shares of the Common Stock of the Company (the “Common Stock”). This Warrant is being issued pursuant to the terms of the Unit Purchase Agreement, dated February 20, 2007 by and among the Company and the Purchasers (as defined therein) (the “Purchase Agreement”).
     1. Definitions. As used herein, the following terms shall have the following respective meanings:
          (a) “Change In Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
               (i) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company;
               (ii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries; or
               (iii) any tender offer or exchange offer (whether by the Company or another person) completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property; or
               (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property;

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          (b) “Exercise Period” shall mean the period commencing with the date hereof and ending on the date five years from the date hereof, unless sooner terminated as provided in Section 7 below and subject to extension pursuant to Section 8 below.
          (c) “Exercise Price” shall mean $3.243 per Exercise Share, subject to adjustment pursuant to Section 5 below.
          (d) “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.
          (e) “Own,” “Ownership.” A person or entity shall be deemed to “Own” or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     2. Exercise of Warrant.
          2.1 Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
          (a) An executed Notice of Exercise in the form attached hereto;
          (b) Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness or (iii) pursuant to the net exercise provisions set forth in Section 2.2; and
          (c) This Warrant.
     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.
     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
          2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by

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payment of cash, check or cancellation of indebtedness the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B)

A

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the
Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the Fair Market Value (as defined below) of one share of
Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)
For purposes of this Warrant, the “Fair Market Value” of one share of Common Stock shall be the closing bid price of the Common Stock as reported on The Nasdaq Global Market, or the last reported sales price for the Common Stock if it is primarily traded on any other national securities exchange or over-the-counter market, on the trading day immediately preceding the date of exercise.
          2.3 Limitations on Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the

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Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Neither the Holder nor the Company may waive application of this Section 2.3.
     3. Covenants of the Company.
          3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
          3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Amended and Restated Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.
          3.3 Notices of Events. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten days prior to the applicable record date or effective date of such event, a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder). The Company shall deliver prompt notice, but in no event later than four (4) business days, of (i) the Company’s entering into any agreement contemplating or soliciting stockholder approval for a Change in Control or (ii) any event requiring adjustment to the Exercise Price of the Warrant, stating the adjusted Exercise Price and the adjusted number of Exercise Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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           3.4 Registration Rights. The Company agrees that the Exercise Shares shall be subject to the registration rights set forth in Article 7 of the Purchase Agreement.
     4. Representations of Holder.
          4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.
          4.2 Securities Are Not Registered.
               (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
               (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares (except to the extent set forth in the Purchase Agreement), or ever comply with any exemption from such registration.
               (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the Exercise Shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of Exercise Shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied.
          4.3 Disposition of Warrant and Exercise Shares.
               (a) The Holder agrees not to make any disposition of all or any part of the Warrant in any event unless and until:
                    (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

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                    (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
                    (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, in customary form and reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant under the Act or any applicable state securities laws.
               (b) Except as provided in the Purchase Agreement, the Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     5. Adjustment of Exercise Price.
          5.1 Stock Dividends, Split-ups, Recapitalizations, Etc.
               (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, combinations, distributions in shares of Common Stock, exchanges of shares, separations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to any Cash Transaction (as defined in Section 7 below). The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
               (b) Notwithstanding the foregoing, if any reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and

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conditions herein specified and in lieu of the Exercise Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Exercise Shares equal to the number of Exercise Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions. Notwithstanding the foregoing, the terms of this Section 5.1(b) shall not apply to any Cash Transaction, which shall be governed by the provisions of Section 7.
               (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 5.1(a)), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Exercise Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock immediately prior to such payment date. Notwithstanding the foregoing, in no case shall any adjustment pursuant to this Section 5.1(c) result in an Exercise Price below $2.82 per Exercise Share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof).
     5.2 Anti-dilution.
               (a) If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this Section 5.2 to have issued or sold, Additional Shares of Common Stock (as defined in Section 5.2(d) below), other than pursuant to any event as provided in Section 5.1 above, for an Effective Price (as defined in Section 5.2(e) below) less than the then effective Exercise Price, then and in each such case the then effective Exercise Price shall be reduced, as of the opening of business on the date of such

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issue or sale, to a price determined by multiplying the then effective Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed “outstanding” (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received or deemed to be received (as computed in Section 5.2(b) below) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then effective Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed “outstanding” (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued or deemed issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed “outstanding” as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, plus (B) the number of shares of Common Stock into which the then outstanding shares of Exercise Shares could be converted if fully converted on the day immediately preceding the given date, plus (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date. Notwithstanding the foregoing, in no case shall any adjustment pursuant to this Section 5.2 result in an Exercise Price below $2.82 per Exercise Share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof).
               (b) For the purpose of making any adjustment required under this Section 5.2, the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Company’s Board of Directors (the “Board”), and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in Section 5.2(c)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
               (c) For the purpose of the adjustment required under this Section 5.2, if the Company issues or sells (i) stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the then effective Exercise Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof (assuming the satisfaction of any conditions to convertibility, exercisability or exchangeability (including, without limitation, the passage of time)) and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or

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Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced. No further adjustment of the then effective Exercise Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.
               (d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5.2, other than:
                    (i) shares of Common Stock and/or options, warrants, Convertible Securities or other Common Stock purchase rights and the Common Stock issuable pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;
                    (ii) shares of Common Stock and/or options, warrants, Convertible Securities or other Common Stock purchase rights and the Common Stock issued or issuable after the date hereof pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, provided that such transaction is not for capital raising purposes rather than strategic purposes;
                    (iii) shares of Common Stock and/or options, warrants, Convertible Securities or other Common Stock purchase rights and the Common Stock issued or to be issued after the date hereof pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) pursuant to any event as provided in Section 5.1 above;
                    (iv) shares of Common Stock and/or options, warrants, Convertible Securities or other Common Stock purchase rights and the Common Stock issued or to be issued after the date hereof pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof)

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by the Company in a public offering pursuant to a registration statement filed under the Securities Act; and
                    (v) shares of Common Stock and/or options, warrants, Convertible Securities or other Common Stock purchase rights and the Common Stock issued or to be issued after the date hereof pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, partnering, manufacturing, marketing or distribution arrangements or (ii) licensing, intellectual property transfer or development arrangements; provided that such transaction is not substantially for equity financing purposes.
               (e) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5.2, into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5.2, for such Additional Shares of Common Stock.
     6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of an Exercise Share by such fraction.
     7. Automatic Exercise and Termination. In the event of, at any time during the Exercise Period, any reorganization, reclassification, consolidation, merger, sale, transfer or other disposition contemplated in Section 5.1(c) in which the consideration paid is in the form of cash (a “Cash Transaction”), the Company shall provide to the Holder ten (10) days advance written notice of such Cash Transaction, and this Warrant shall terminate unless exercised prior to the occurrence of such Cash Transaction. In connection with the consummation of a Cash Transaction, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five days of such consummation, cash in an amount equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of this Warrant. “Black-Scholes Value” means the value of the unexercised portion of this Warrant calculated using the Black-Scholes Option Pricing Model determined as of the day immediately following the public announcement of the applicable Cash Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (ii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg.
     8. Termination Extension. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Purchase Agreement) to be declared effective prior to the applicable dates set forth therein, or if any event requiring payment of a Penalty (as defined in the Purchase Agreement) occurs, then the Exercise Period of this Warrant

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shall be extended one day for each day that a Penalty is payable by the Company. Notwithstanding the foregoing, under no circumstances shall the Exercise Period be extended to a date later than August 20, 2012.
     9. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
     10. Transfer of Warrant. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.
     11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     12. Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by advance written notice to the other parties hereto.
     13. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     14. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California without regard to the principles of conflict of laws.

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     In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of February 20, 2007.

IDM Pharma, Inc.
By:
	Name:	Jean-Loup Romet-Lemonne
	Title:	Chief Executive Officer
Address:		9 Parker, Suite 100 Irvine, CA 92618 Facsimile: (949) 470-6439
[Warrant Signature Page]

NOTICE OF EXERCISE
TO: IDM Pharma, Inc.
     (1) ☐ The undersigned hereby elects to purchase                      shares of the Common Stock of IDM Pharma, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
          ☐ The undersigned hereby elects to purchase                      shares of the Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering

1.

such proposed disposition and such disposition is made in accordance with said registration statement, and the undersigned will not make any sale, transfer or other disposition of the aforesaid shares of Common Stock in violation of federal or state securities laws.

(Date)	(Signature)

(Print name)

2.

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
     For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)
Dated:                     , 20__

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

1.